Exhibit 99.1

PRESS RELEASE

DigitalGlobe Reports Full Year and Fourth Quarter 2016 Results

Exceeds 2016 Guidance Range and Provides 2017 Outlook

Full Year Revenue up 3.3% to $725.4 Million

Grew Net Income 13.7% to $26.5 Million

Grew Adjusted EBITDA 7.6% to $382.7 Million

Announces Combination with MacDonald, Dettwiler and Associates Ltd. (“MDA”)

Earnings Highlights to be Discussed on Joint MDA and DGI Conference Call at 8:30 am E.T.

Westminster, Colo., February 24, 2017 – DigitalGlobe, Inc. (NYSE: DGI), the global leader in Earth imagery and information about our changing planet, today reported financial results for the full year and fourth quarter ended December 31, 2016.

Full Year Financial Summary:

•	Grew U.S. Government revenue by 3.3% driven by the addition of The Radiant Group and an increase in value-added services revenue.
•	Grew Diversified Commercial revenue by 3.3% due to increased demand for Global Basemap product suite and strength in other defense and intelligence sales.
•	Grew net income 13.7% to $26.5 million, or $0.34 per diluted share.
•	Expanded net income margin 40 bps to 3.7%.
•	Grew adjusted EBITDA 7.6% to $382.7 million.
•	Expanded adjusted EBITDA margin 220 bps to 52.8%.
•	Net cash flows from operations decreased 8.5% to $301.6 million.
•

Free cash flow declined 34.1% to $109.6 million due to increased capital expenditures, including launch insurance, for WorldView-4, and one time additional payments from our largest customer in the prior year.

Fourth Quarter Financial Summary:

•	Grew total revenue 6.1% due to the addition of The Radiant Group and growth in value-added services revenue.
•

Net income (loss) decreased to $(9.3) million, or ($0.17) per diluted share, compared to $10.6 million, or $0.13 per diluted share, in the prior year, primarily as a result of the $35.7 million loss on extinguishment of debt recognized in relation to our debt refinancing in 2016.

•	Net income margin declined 1060 bps to (4.8%).

•	Adjusted EBITDA decreased 7.8% to $94.4 million.
•	Adjusted EBITDA margin declined 740 bps to 49.0% primarily due to Radiant Group transaction.
•	Net cash flows from operations decreased 5.7% to $86.9 million.
•	Increased free cash flow 70.2% to $49.7 million due to lower capital expenditures following the launch of WorldView-4.

Recent Highlights:

•	Successfully launched WorldView-4 on November 11, 2016 and achieved commercial operations with first DAP customer in February.
•	Completed the combination with Radiant, a leading provider of geospatial solutions to the U.S. intelligence community.
•

Signed Esri and Harris as ecosystem partners, who join additional development partners and customers including Facebook, Orbital Insight, SpaceKnow, PSMA, Lockheed Martin and PrecisionHawk, among others.

•

Refinanced outstanding debt by entering into a new Credit Facility in December 2016 and extinguishing our $600.0 million aggregate principal amount of outstanding 5.25% Senior Notes through a tender offer and subsequent redemption completed in January 2017.

•	Completed share repurchase program for a total of 15,365,411 shares at an average price of $21.82 per share, for a total of $335.3 million.

“We wrapped up a solid year on a high note with our successful launch of WorldView-4 and the completion of the Radiant Group transaction," said Jeffrey R. Tarr, DigitalGlobe CEO. “Our improved results reflect solid execution against our strategy for shareowner value creation and position us well for 2017. We look forward to continued profitable growth as we expand our International Defense and Intelligence business with assured access to our newest high resolution satellite, develop new commercial use cases, expand our rapidly growing geospatial big data analytics platform, and realize the full potential of our services business with the addition of Radiant. Furthermore, we are pleased to have reached an agreement to combine with MDA as we separately disclosed today.”

2017 Revenue and Adjusted EBITDA Outlook:

•	Revenue in a range of $840 million to $865 million.
•	Adjusted EBITDA in a range of $380 million to $395 million.
•	Capital expenditures of approximately $100 million.(1)

(1)	Excludes capitalized interest

We have not provided a reconciliation of our Adjusted EBITDA outlook to forward-looking net income, the comparable U.S. GAAP financial measure, because it is difficult to reasonably provide a forward-looking estimate of the reconciling items between such non-U.S. GAAP forward-looking measure and the comparable forward-looking U.S. GAAP measure. Certain factors that are materially significant to our ability to estimate these items are out of our control and/or cannot be reasonably predicted. The nature of the assets under construction, timing of capital expenditures and uncertainty of timing of placing assets in service impact certain components of net income and our ability to reasonably predict net income. These items include income tax expense, interest expense and depreciation. Accordingly, a reconciliation to the comparable forward-looking U.S. GAAP measure is not available within a reasonable range of predictability.

Conference Call Information:

DigitalGlobe’s management will host a conference call today, February 24, 2017 at 8:30 a.m. ET with MDA management to discuss the transaction and 2016 fourth quarter and full year financial and operating results.

The conference call dial-in numbers are as follows:

U.S./Canada dial-in: (855) 212-2368

International dial-in: (315) 625-6886

Passcode: 74632653

A replay of the call will be available through March 27, 2016 at the following numbers:

U.S./Canada dial-in: (855) 859-2056

International dial-in: (404) 537-3406

Passcode: 74632653

DigitalGlobe will also sponsor a live and archived webcast of the conference call on the Investor Relations portion of its website. Click here to directly access the live webcast.

Supplemental earnings materials, including conference call slides and additional prepared remarks, are available on the Investor Relations section of the company’s website at www.digitalglobe.com.

Cancelling Fourth Quarter Conference Call:

In light of the announced agreement with MDA, DigitalGlobe has cancelled its conference call to discuss its 2016 fourth quarter and full year financial and operating results previously scheduled for Monday, February 27, 2017 at 5 p.m. ET.

About DigitalGlobe

DigitalGlobe is a leading global provider of high-resolution Earth imagery, data and analysis. Sourced from our own advanced satellite constellation and third-party providers, our imagery solutions and other services provide customers with accurate and mission-critical information about our changing planet, and support a wide variety of uses, including mission-planning, mapping and analysis, environmental monitoring, oil and gas exploration, and infrastructure management. Additionally, hundreds of developers are building new applications and machine learning algorithms on our Geospatial Big Data platform and in our recently expanded Services business. Each day users depend on us to better understand our changing planet in order to save lives, resources and time.

DigitalGlobe is a registered trademark of DigitalGlobe.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained herein, including statements about MDA’s proposed combination with us, our 2017 outlook and in the management quotation, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events or future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or “looks forward to” or the negative of these terms or other similar words, although not all forward-looking statements contain these words.

Forward-looking statements are based upon our current expectations and assumptions of future events and are subject to risks and uncertainties that could cause our actual results or performance to differ materially from those indicated by such forward-looking statements. With respect to MDA’s proposed acquisition of us, some of the risks and uncertainties that could cause actual results to differ include, but are not limited to: the possibility that we may be unable to obtain required stockholder approvals or regulatory approvals or that other conditions to closing the transaction may not be satisfied, such that the transaction will not close or that the closing may be delayed; the potential adverse effect on partner and customer relationships, operating results and business generally resulting from the proposed transaction; the proposed transaction will require significant time, attention and resources, potentially diverting attention from the conduct of our business; changes in political or economic conditions; the anticipated benefits of the proposed transaction may not be realized; the anticipated and unanticipated costs, fees, expenses and liabilities related to the transaction; the outcome of any legal proceedings related to the transaction; and the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement. Additional potential risks and uncertainties that could cause actual results to differ include, but are not limited to: the loss or reduction in scope of any of our primary contracts, or decisions by customers not to exercise renewal options; the availability of government funding for our products and services both domestically and internationally; our ability to meet our obligations under the EnhancedView contract; our reliance on a limited number of vendors to provide certain key products or services to us; breach of our system security measures or loss of our secure facility clearance and accreditation; the loss or damage to any of our satellites; delays in the construction and launch of any of our satellites or our ability to achieve and maintain full operational capacity of all our satellites; loss or damage to the content contained in our ImageLibrary; interruption or failure of our ground systems and other infrastructure; decrease in demand for our imagery products and services; increased competition that may reduce our market share or cause us to lower our prices; changes in political or economic conditions, including fluctuations in the value of foreign currencies, interest rates, energy and commodity prices, trade laws and the effects of governmental initiatives to manage economic conditions; our ability to recruit, hire or retain key employees or a highly skilled and diverse workforce; failure to obtain or maintain required regulatory approvals and licenses; and, changes in U.S. or foreign law or regulation that may limit our ability to distribute our imagery products and services. Additional risks and uncertainties related to the Radiant Group acquisition include potential loss of key employees and customers of the acquired business; difficulties managing and integrating operations; exposure to unanticipated costs or liabilities resulting from the acquisition; and any changes in general economic and/or industry-specific conditions. Additional information concerning these and other risk factors can be found in our filings with the Securities and Exchange Commission, including Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015, and will also be available in our Annual Report on Form 10-K for the year ended December 31, 2016 that we will file with the Securities and Exchange Commission.

We undertake no obligation to revise or update any forward-looking statements, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Non-U.S. GAAP Financial Measures

EBITDA and Adjusted EBITDA.  EBITDA and Adjusted EBITDA are not recognized terms under U.S. GAAP and may not be defined similarly by other companies. EBITDA and Adjusted EBITDA should not be considered alternatives to net income (loss) as indications of financial performance or as alternatives to cash flow from operations as measures of liquidity. There are limitations to using non-U.S. GAAP financial measures, including the difficulty associated with comparing companies in different industries that use similar performance measures whose calculations may differ from ours.

EBITDA and Adjusted EBITDA are key measures used in our internal operating reports by management and our Board of Directors to evaluate the performance of our operations and are also used by analysts, investment banks and lenders for the same purpose. Adjusted EBITDA is a measure being used as a key element of the bonus incentive plan. We believe that the presentation of EBITDA and Adjusted EBITDA enables a more consistent measurement of period to period performance of our operations, and EBITDA facilitates comparison of our operating performance to companies in our industry.

We believe that EBITDA and Adjusted EBITDA measures are particularly important in a capital intensive industry such as ours, in which our current period depreciation is not a good indication of our current or future period capital expenditures. The cost to construct and launch a satellite and to build the related ground infrastructure may vary greatly from one satellite to another, depending on the satellite’s size, type and capabilities. Current depreciation expense is also not indicative of the revenue generating potential of the satellites.

We use EBITDA and Adjusted EBITDA in conjunction with traditional U.S. GAAP operating performance measures as part of our overall assessment of our performance and we do not place undue reliance on these non-GAAP measures as our only measures of operating performance. EBITDA and Adjusted EBITDA should not be considered as substitutes for other measures of financial performance reported in accordance with U.S. GAAP.

EBITDA excludes interest income, interest expense and income taxes because these items are associated with our capitalization and tax structures. EBITDA also excludes depreciation and amortization expense because these non-cash expenses reflect the impact of prior capital expenditure decisions which are not indicative of future capital expenditure requirements.

Adjusted EBITDA further adjusts EBITDA to exclude restructuring and other re-engineering charges related to specific restructuring and re-engineering actions because we do not believe these costs are indicative of the underlying operating performance of our business and our ongoing operations. The amount and timing of these restructuring and other re-engineering costs are dependent on the size, type and status of the specific actions undertaken as part of our restructuring or re-engineering plans.

Adjusted EBITDA also excludes the loss on early extinguishment of debt, joint venture losses, net, integration and acquisition costs and the gain on subsidiary disposition and as these are non-core items that are not related to our primary operations.

Free Cash Flow.  Free cash flow is defined as net cash flows provided by operating activities less payments for construction in progress and property and equipment additions (“capital expenditures”).Free cash flow is not a recognized term under U.S. GAAP and may not be defined similarly by other companies. Free cash flow should not be considered an alternative to “operating income (loss),” “net income (loss),” “net cash flows provided by (used in) operating activities” or any other measure determined in accordance with U.S. GAAP. Since free cash flow includes investments in operating assets, we believe this non-GAAP liquidity measure is useful in addition to the most comparable U.S. GAAP measure — “net cash flows provided by (used in) operating activities” because it provides information about the amount of cash generated before acquisitions of businesses that is then available to repay debt obligations, make investments, fund acquisitions, and for certain other activities. There are limitations to using non-U.S. GAAP financial measures, including the difficulty associated with comparing companies in different industries that use similar performance measures whose calculations may differ from ours.

Performance against key metrics:

	For the three months ended
	December 31,
($ in millions)	2016	2015
Revenue	$192.7	$181.7
Net (loss) income	$(9.3)	$10.6
Net (loss) income margin	(4.8)%	5.8%
Adjusted EBITDA	$94.4	$102.4
Adjusted EBITDA margin	49.0%	56.4%
Net cash flows provided by operating activities	$86.9	$92.2
Free cash flow	$49.7	$29.2

	For the year ended
	December 31,
($ in millions)	2016	2015
Revenue	$725.4	$702.4
Net income	$26.5	$23.3
Net income margin	3.7%	3.3%
Adjusted EBITDA	$382.7	$355.7
Adjusted EBITDA margin	52.8%	50.6%
Net cash flows provided by operating activities	$301.6	$329.7
Free cash flow	$109.6	$166.3

Net income margin is calculated by dividing net income by U.S. GAAP revenue.  Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by U.S. GAAP revenue.

FINANCIAL TABLES TO FOLLOW

DigitalGlobe, Inc.

Consolidated Statements of Operations

	For the three months ended December 31,		For the twelve months ended December 31,
(in millions, except per share amounts)	2016	2015	2016	2015
Revenue	$192.7	$181.7	$725.4	$702.4
Costs and expenses:
Cost of revenue, excluding depreciation and amortization	51.9	34.1	164.4	144.9
Selling, general and administrative	49.4	47.5	185.1	207.0
Depreciation and amortization	64.7	74.3	267.2	280.7
Restructuring charges	1.1	6.0	6.6	9.0
Income from operations	25.6	19.8	102.1	60.8
Loss from early extinguishment of debt	(35.7)	—	(35.7)	—
Interest expense, net	(4.0)	(5.3)	(17.8)	(29.0)
Other income, net	0.1	—	0.1	1.6
(Loss) income before income taxes	(14.0)	14.5	48.7	33.4
Income tax benefit (expense)	5.1	(3.4)	(18.3)	(9.2)
Equity in earnings from joint ventures, net of tax	(0.4)	(0.5)	(3.9)	(0.9)
Net (loss) income	(9.3)	10.6	26.5	23.3
Preferred stock dividends	(1.0)	(1.0)	(4.0)	(4.0)
Net (loss) income less preferred stock dividends	(10.3)	9.6	22.5	19.3
Loss (income) allocated to participating securities	—	(0.4)	(1.0)	(0.8)
Net (loss) income available to common stockholders	$(10.3)	$9.2	$21.5	$18.5

(Loss) earnings per share:
Basic (loss) earnings per share	$(0.17)	$0.13	$0.34	$0.26
Diluted (loss) earnings per share	$(0.17)	$0.13	$0.34	$0.26
Weighted-average common shares outstanding:
Basic	61.9	68.8	63.1	71.0
Diluted	63.0	69.1	63.8	71.5

DigitalGlobe, Inc.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	For the three months ended		For the year ended
	December 31,		December 31,
(in millions)	2016	2015	2016	2015
Net (loss) income	$(9.3)	10.6	$26.5	$23.3
Depreciation and amortization	64.7	74.3	267.2	280.7
Interest expense, net	4.0	5.3	17.8	29.0
Income tax (benefit) expense	(5.1)	3.4	18.3	9.2
EBITDA	54.3	93.6	329.8	342.2
Loss from early extinguishment of debt	35.7	—	35.7	—
Restructuring charges	1.1	6.0	6.6	9.0
Other re-engineering charges	1.9	2.3	5.7	5.2
Joint venture losses, net	0.4	0.5	3.9	0.9
Integration and acquisition costs	1.0	—	1.0	—
Gain on disposition of subsidiary	—	—	—	(1.6)
Adjusted EBITDA	$94.4	102.4	$382.7	$355.7

DigitalGlobe, Inc.

Reconciliation of Net Cash Flows Provided by Operating Activities to Free Cash Flow

	For the year ended December 31,
(in millions)	2016	2015	2014
Net cash flows provided by operating activities	$301.6	$329.7	$224.9
Capital expenditures (1)	(192.0)	(163.4)	(234.0)
Free cash flow (2)	$109.6	$166.3	$(9.1)
(1)	Note that capital expenditures includes capitalized interest, tenant improvements and capital expenditures.
(2)	We modified our definition of free cash flow in the current year. Prior period amounts have been revised to conform to the current definition.

DigitalGlobe, Inc.

Consolidated Balance Sheets

	As of December 31,
(in millions, except par value)	2016	2015
ASSETS
Current Assets:
Cash and cash equivalents	$109.3	$126.1
Restricted cash	2.4	3.6
Accounts receivable, net of allowance for doubtful accounts of $1.6 and $2.8, respectively	114.6	90.8
Deferred contract costs	10.3	13.5
Prepaid and other current assets	23.8	17.4
Total current assets	260.4	251.4
Property and equipment, net of accumulated depreciation of $1,387.8 and $1,179.4, respectively	2,002.5	2,080.2
Goodwill	578.1	484.1
Intangible assets, net of accumulated amortization of $39.0 and $29.6, respectively	87.0	32.9
Long-term restricted cash	4.8	4.3
Long-term deferred contract costs	49.3	47.1
Other assets	27.8	13.2
Total assets	$3,009.9	$2,913.2
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$15.0	$3.9
Current portion of long-term debt	47.2	5.5
Deferred revenue	86.3	80.3
Other accrued liabilities	70.7	64.4
Total current liabilities	219.2	154.1
Long-term debt, net of discount and debt issuance costs	1,242.1	1,104.4
Deferred revenue, non-current	216.9	284.0
Deferred income taxes, net, non-current	124.0	86.4
Other liabilities	34.8	36.2
Total liabilities	$1,837.0	$1,665.1
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Stockholders' equity:
Series A convertible preferred stock, $0.001 par value, 0.08 shares authorized; 0.08 issued and outstanding at December 31, 2016 and 2015	—	—
Common stock; $0.001 par value; 250.0 shares authorized; 77.0 shares issued and 61.4 shares outstanding at December 31, 2016 and 76.6 shares issued and 67.4 shares outstanding at December 31, 2015	0.2	0.2
Treasury stock, at cost; 15.6 shares at December 31, 2016 and 9.2 shares at December 31, 2015	(342.0)	(225.8)
Additional paid-in capital	1,518.3	1,502.8
Accumulated deficit	(3.6)	(29.1)
Total stockholders’ equity	1,172.9	1,248.1
Total liabilities and stockholders’ equity	$3,009.9	$2,913.2

DigitalGlobe, Inc.

Consolidated Statements of Cash Flows

	For the year ended December 31,
(in millions)	2016	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$26.5	$23.3	$18.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	267.2	280.7	239.7
Stock-based compensation expense, net of capitalized stock-based compensation expense	18.2	18.8	14.7
Amortization of aerial image library, deferred contract costs and lease incentive	18.5	17.8	18.1
Deferred income taxes	18.0	9.2	6.7
Excess tax benefit from share-based compensation	(1.3)	(1.0)	(3.0)
Loss from early extinguishment of debt	35.7	—	—
Amortization of debt issuance costs, accretion of debt discount, and other	11.2	5.8	1.8
Changes in working capital, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable, net	(4.8)	42.8	(14.7)
Deferred contract costs	(16.9)	(18.5)	(7.2)
Other current and non-current assets	(15.1)	3.2	2.0
Accounts payable	(2.5)	(3.7)	(23.1)
Accrued liabilities	8.7	13.1	4.2
Deferred revenue	(61.8)	(61.8)	(32.8)
Net cash flows provided by operating activities	301.6	329.7	224.9
CASH FLOWS FROM INVESTING ACTIVITIES:
Construction in progress additions	(191.7)	(160.9)	(222.2)
Property and equipment additions	(0.3)	(2.5)	(11.8)
Acquisition of businesses, net of cash acquired	(140.0)	—	(35.7)
Decrease (increase) in restricted cash	0.7	(1.6)	5.1
Investment in joint venture	(10.0)	(5.0)	—
Other	3.0	0.1	—
Net cash flows used in investing activities	(338.3)	(169.9)	(264.6)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt	1,275.0	—	—
Cash received from revolving credit facility	110.0	—	—
Repayment of debt, revolving credit facility and capital lease obligations	(1,212.3)	(6.6)	(6.6)
Cash paid for debt issuance costs, original issue discount, modification and early extinguishment of long-term debt	(37.6)	(3.0)	—
Repurchase of common stock	(115.7)	(144.5)	(75.1)
Proceeds from exercise of stock options	3.2	5.6	11.1
Preferred stock dividend payment	(4.0)	(4.0)	(4.0)
Excess tax benefit from share-based compensation	1.3	1.0	3.0
Net cash flows provided by (used in) financing activities	19.9	(151.5)	(71.6)
Net (decrease) increase in cash and cash equivalents	(16.8)	8.3	(111.3)
Cash and cash equivalents, beginning of period	126.1	117.8	229.1
Cash and cash equivalents, end of period	$109.3	$126.1	$117.8
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest, net of capitalized amounts of $55.6, $32.1 and $49.5, respectively	$14.0	$24.0	$—
Cash paid (refunded) for income taxes	0.1	(0.5)	(11.0)
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Changes to non-cash property, equipment and construction in progress accruals, including interest	$11.2	$(9.2)	$16.5
Additions to capital lease obligations	—	(6.9)	(3.1)
Non-cash preferred stock dividend accrual	(1.0)	(1.0)	(1.0)

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Media Contact

Edelman for DigitalGlobe

Email: DigitalGlobe@edelman.com

Investor Relations Contact

Fred Graffam

Senior Vice President, Investor Relations and Corporate Development

Phone: (303) 684-1692

Email: ir@digitalglobe.com